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                                                        Exhibit 10.8(e)







                               FIRST MODIFICATION


                                       OF


                          CREDIT FACILITIES AGREEMENT


                   RESTATED AND AMENDED AS OF APRIL 30, 1999


                                    BETWEEN


                      INTEGRATED INFORMATION SYSTEMS, INC.


                                      AND


                                 IMPERIAL BANK


                           DATED AS OF JUNE 30, 1999
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                               TABLE OF CONTENTS



                                                                             TAB

1.        DEFINITIONS..........................................................1

2.        PRIOR CREDIT AGREEMENTS..............................................1

   2.1    EXISTING INDEBTEDNESS................................................1
   2.2    PRIOR CREDIT AGREEMENTS ACKNOWLEDGMENTS..............................2
   2.3    RELEASE..............................................................2
   2.4    CLOSING DATE.........................................................2

3.        CONSIDERATION FOR MODIFICATION.......................................2

4.        MODIFICATION OF CREDIT FACILITIES AGREEMENT..........................3

    4.1   ADDITIONS AND SUBSTITUTIONS TO THE RECITALS OF THE RESTATED
          LOAN AGREEMENT.......................................................3
    4.2   ADDITIONS AND SUBSTITUTIONS TO THE DEFINITIONS SECTION OF THE
          RESTATED LOAN AGREEMENT..............................................3
    4.3   ADDITION OF SECTION 2.2..............................................4
    4.4   ADDITIONS AND SUBSTITUTIONS TO THE FINANCIAL AND OTHER REPORTING
          SECTION OF THE RESTATED LOAN AGREEMENT...............................6
    4.5   AMENDMENT OF THE RESTATED LOAN AGREEMENT GENERALLY...................6

5.        REAFFIRMATIONS AND ACKNOWLEDGMENTS...................................6

    5.1   REAFFIRMATIONS AND CERTIFICATIONS....................................6
    5.2   NO WAIVER............................................................7
    5.3   MISCELLANEOUS........................................................7




                                       i
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                               FIRST MODIFICATION
                                       of
                          CREDIT FACILITIES AGREEMENT
                   Restated and Amended as of April 30, 1999
                                    between
                      INTEGRATED INFORMATION SYSTEMS, INC.
                                      and
                                 IMPERIAL BANK
                           Dated as of June 30, 1999


                               R E C I T A L S :

     A. INTEGRATED INFORMATION SYSTEMS, INC., an Arizona corporation ("BORROWER"), and IMPERIAL BANK, a California banking corporation ("LENDER"), are parties to that certain Credit Facilities Agreement restated and amended as of April 30, 1999 (the "RESTATED LOAN AGREEMENT").

     B. Borrower has requested that Lender modify certain financial covenants contained in the Restated Loan Agreement. Lender is willing to modify the covenants as requested and as herein stated, but only if and so long as there is strict compliance by Borrower with and satisfaction of the terms and conditions of the Restated Loan Agreement and this First Modification Agreement.

     C. Borrower has requested that Lender make available a multiple advance term facility in the maximum principal amount of $600,000.00, for the purpose of purchasing furniture for Borrower's new facilities. Lender is willing to make sure a loan as requested and as herein stated, but only if and so long as there is strict compliance by Borrower with and satisfaction of the terms and conditions of the Restated Loan Agreement and this First Modification Agreement.


                              A G R E E M E N T :

     NOW, THEREFORE, for due and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     Words and terms defined in the Restated Loan Agreement shall have the same meanings when used in this First Modification Agreement, except as otherwise indicated.

2.   PRIOR CREDIT AGREEMENTS.

     2.1 EXISTING INDEBTEDNESS. Borrower is currently indebted to Lender in the principal amount of $0.00.

     2.2 Prior Credit Agreements Acknowledgments. Borrower acknowledges that the Notes, Loan Agreement, Loan Documents and Modifications, which were previously made with Imperial Bank Arizona, and all of Imperial Bank Arizona's rights thereunder, have been duly assigned to Lender. Borrower acknowledges with respect to the amounts owing to Lender under the Restated Loan Documents that Borrower has no offset, defense or counterclaim with respect thereto, no claim or defense in abatement or reduction thereof, nor any other claim against Lender or with respect to any document forming part of the transaction in respect of which the Restated Loan Documents were made. Borrower acknowledges that all interest imposed under the Restated Loan Documents through the date hereof, and all fees and other charges that have been collected from or imposed upon Borrower with respect to the Restated Loan evidenced by the Restated Loan Documents were and are agreed to, and were properly computed and collected.

     2.3 Release. Borrower, effective on and from June 30, 1999, does hereby unconditionally, absolutely and irrevocably release Lender and Imperial Bank Arizona and their respective employees, agents and officers from any and all Claims (as the term is defined in this SECTION 2.3) and defenses against them or any of them, and agrees that Lender and Imperial Bank Arizona and their respective employees, agents and officers shall have no liability to Borrower by reason of anything occurring prior to June 30, 1999. Accordingly, this First Modification Agreement is made to compromise, resolve, settle, and terminate all actual and potential Claims by reason of anything occurring prior to June 30, 1999. The term "CLAIMS" as used in this SECTION 2.3 means all claims, complaints, demands, causes of action, damages, costs, expenses, fees, and all other debts, liabilities or obligations of every sort and description, direct and indirect, fixed or contingent, known or unknown, and whether or not liquidated, arising out of, caused by, or otherwise related in any way to events or transactions occurring prior to June 30, 1999, between or affecting any of the parties hereto. Borrower agrees that this general release extends to Claims that Borrower may not know of or suspect to exist in its favor at the time of executing this release, and Borrower specifically waives the provisions of any law to the contrary.

     2.4 Closing Date. The Closing Date for purposes of the Term Loan (the "TERM LOAN CLOSING DATE") shall mean the Business Day on which all the requirements and conditions precedent set forth in SECTION 4 of the Restated Loan Agreement and this First Modification Agreement shall have been satisfied and the transaction contemplated by this First Modification Agreement shall close, but not later than June 30, 1999.

3. CONSIDERATION FOR MODIFICATION.

     3.1 In consideration of Lender's committing to make available an additional loan as herein stated, Borrower shall simultaneously with its execution of this First Modification Agreement pay and reimburse Lender for all of Lender's reasonable unreimbursed legal expenses incurred since the date of the Loan Agreement including legal expenses incurred in the preparation of this First Modification Agreement.

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4. MODIFICATION OF CREDIT FACILITIES AGREEMENT.

     4.1 Additions and Substitutions to the Recitals of the Restated Loan Agreement.

     In the Recitals Section of the Restated Loan Agreement, add the following to the end of recital subparagraph C:

     Borrower has requested that Lender make a series of Advances not to exceed $600,000 in the aggregate, the proceeds of which will be used for the purchase of furniture for Borrower's new facilities. Each Advance made pursuant to this lending arrangement (the Advances being collectively referred to as the "TERM LOAN"), shall be repayable, with interest, in equal monthly payments. (the Restated Loan and the Term Loan may be referred to herein collectively as the "LOAN"). Lender is willing to make the Term Loan as requested and as herein described, but only if and so long as there is strict compliance by Borrower with and satisfaction of the terms and conditions of the Loan Agreement.

     In the Recitals Section of the Restated Loan Agreement, add the following to the end of recital subparagraph D:

     A single Term Loan Note will evidence the Term Loan. Borrower's Obligations to Lender will continue to be secured by a security interest in all of Borrower's personal property as described in SECTION 1.15, to be evidenced by the Restated Security Documents.

     4.2 Additions and Substitutions to the Definitions Section of the Restated Loan Agreement.

     In the Definitions Section of the Restated Loan Agreement, substitute the following definitions for currently existing definitions of the following terms:

          "LOAN DOCUMENTS" means the First Modification, the Term Loan Note, the Restated Loan Documents, and any other documents executed or certified in connection with the Restated Loan or the Term Loan.

          "TERM LOAN MATURITY DATE" means June 30, 2004, unless such date is extended by written agreement between the parties hereto.

     In the Definitions Section to the Restated Loan Agreement, add the following definitions:

          "DEBT SERVICE COVERAGE RATIO" means the sum of EBITDA for the most recent four (4) Fiscal Quarters plus the amount of all new Equity invested during the most recent four (4) Fiscal Quarters, divided by aggregate principal and interest payments for the most recent four (4) Fiscal Quarters.

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     "EBITDA" for any period shall mean the Net Income for such period before
Interest Expense, income tax expense, depreciation and amortization in computing such Net Income of Borrower, all as determined by Borrower in accordance with GAAP.

     "FIRST MODIFICATION" means the First Modification of the Credit Facilities Agreement as restated and amended, dated as of June 30, 1999.

     "NOTE(S)" means individually or collectively (as appropriate) the Facility Note and the Term Loan Note, and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor.

     "TERM LOAN" means a lending arrangement under which one or more Advances may be made pursuant to SECTION 2.2, the aggregate amount of which shall not exceed the Term Loan Commitment (viz. $600,000), and the repayment terms of which are set forth in the Term Loan Note and this Agreement and all amendments, modifications, increases, decreases, renewals and/or extensions of any one or more of the foregoing.

     "TERM LOAN COMMITMENT" means the aggregate principal amount of Advances that Lender will disburse (viz., $600,000) under the Term Loan.

     "TERM LOAN NOTE" means that certain promissory note, dated as of June 30, 1999, in the original principal amount of $600,000.00, duly executed and delivered by Borrower to Lender (in the form of EXHIBIT B hereto), and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor.

     "TERM LOAN RATE" means a fluctuating per annum rate of interest equal to the sum of (i) the Prime Rate; plus (ii) 100 Basis Points, calculated on the basis of the actual number of days elapsed over a year of 360 days.

4.3  Addition of Section 2.2.

Add new Section 2.2 to the Restated Loan Agreement to read as follows:

     2.2  Term Loan.

          (a) Advances. Subject to the terms and conditions of this Agreement, Lender agrees to advance money to or on behalf of Borrower, as Borrower shall request from time to time, provided: (i) on the date upon which the disbursement of an Advance is to be made, all applicable conditions precedent have been satisfied, and Lender shall be in possession of or be satisfied as to the terms or matters described in SECTION 4 of this Agreement (as well as satisfaction of other conditions specified elsewhere herein or in the Loan Documents which are applicable to such Advance); (ii) each such request is made prior to the June 30, 2000; (iii) the purpose for which an advance is requested is the purchase of furniture for Borrower's facilities; (iv) (A) at the time of such request, Borrower provides to Lender copies of invoices or other documentation reasonably acceptable to Lender with regard to such furniture, and (B) the Advance requested shall not exceed eighty percent (80%) of the total cost of such furniture as evidenced by said invoices or other

                                      -4-
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documentation; and (iv) (A) immediately upon disbursement of the Advance, the aggregate amount of all Advances disbursed under the Term Loan does not exceed the Term Loan Commitment, and (B) such Advance would not cause a violation of any of the financial convenants set forth in SECTION 9.7.

     (b) Maturity. The Term Loan Note and all Advances made pursuant to, and all Obligations of Borrower pertaining to, the Term Loan shall become fully due and payable on the Term Loan Maturity Date.

     (c) Principal and Interest Payments. Absent a Default, beginning on the fifth day of the month following the first Advance disbursed pursuant to the Term Loan, but no earlier than August 5, 1999, and on the fifth day of each calendar month thereafter to and including June 5, 2004, Borrower shall pay to Lender payments of principal and interest in amounts calculated in accordance with SECTION 2.1(d) so as to fully amortize each individual Advance disbursed pursuant to the Term Loan over a period of forty-eight (48) months that commences with fifth day of the month following the disbursement of the Advance and ends the earlier of the fifth day of the forty-eighth month following disbursement of the Advance or June 30, 2004. On the Term Loan Maturity Date, Borrower shall pay to Lender the amount necessary to pay in full any remaining principal and interest, together with any unpaid Lender's Expenses due Lender.

     (d) Calculation of Monthly Payments. The unrepaid balance of each Advance disbursed pursuant to the Term Loan will accrue interest from its respective Funding Date to the date when all of that Advance has been repaid in full, at the Term Loan Rate (for purpose of this Section, the "NOTE RATE"). However, for purposes of calculating Borrower's monthly payments of principal and interest due with respect to each individual Advance, Lender will establish a "PAY RATE" for each individual Advance. Prior to the Term Loan Maturity Date, for each Advance Lender will determine the Prime Rate effective on the last day of the month within which the Advance was first disbursed (the "INITIAL RATE DATE" for that Advance), and on each annual anniversary of the Initial Rate Date for the Advance (each a "CHANGE DATE"). The Pay Rate for an Advance for the first twelve months following its disbursement shall equal the sum of the Prime Rate effective on the Initial Rate Date for that Advance plus one hundred (100) Basis Points. For the twelve month period following each Change Date, the Pay Rate for an Advance shall become the sum of the Prime Rate effective on that Change Date plus one hundred (100) Basis Points. The amount of the monthly payments (principal and interest), payable with respect to a given Advance following a Change Date may vary from that paid previously, and even that which has actually accrued at the Note Rate. This variance, if any, results from changes in the Pay Rate and the extent to which the Pay Rate matches the Note Rate. For each Advance, promptly after its Initial Rate Date, Lender will determine the amount of monthly payment that will be sufficient to fully amortize the balance of the subject Advance over a forty eight (48) month term, assuming the balance thereof is bearing interest at its initial Pay Rate. The result of this calculation will determine the amount of the monthly payments to be made with respect to the subject Advance until the next

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         Change Date. With respect to each Advance, on its first Change Date and on each of its Change Dates thereafter, the Pay Rate for the Advance will be adjusted to equal the Note Rate then existent on the applicable Change Date. Lender will then determine for the subject Advance the amount of the monthly payments that will be needed to amortize the remaining balance of the Advance over the term remaining in the original forty-eight (48) month amortization schedule at the new Pay Rate for that Advance. The result of these calculations will establish the respective amounts of Borrower's monthly payments for the respective Advances until their next Change Dates or until the Term
         Loan Maturity Date, whichever first occurs. Each newly calculated monthly payment shall be due and payable beginning with the first monthly payment date occurring after the Change Date giving rise to the recalculation, and shall continue thereafter until the amount of the monthly payment changes again. Lender will provide Borrower with notice of each change in the Pay Rates and the amounts of the monthly payments calculated therefrom prior to the dates that newly changed monthly payments are due.

     4.4 Additions and Substitutions to the Financial and Other Reporting Section of the Restated Loan Agreement.

     Substitute the following for the currently existing provision of SECTION 9.7(c):

         Debt Service Coverage Ratio shall not be less than 1.25 to 1.00 measured on a Fiscal Quarterly basis.

     4.5 Amendment of the Restated Loan Agreement Generally. All currently existing provisions in the Restated Loan Agreement shall be deemed amended so that provisions referencing and applying to any or more of the Restated Loan Documents shall hereafter be read to also reference and apply, unless the context requires otherwise, to corresponding instruments and documents that are part of the Loan Documents, but are not Restated Loan Documents.

5.   REAFFIRMATIONS AND ACKNOWLEDGMENTS.

     5.1 Reaffirmations and Certifications. Borrower reaffirms and/or certifies to Lender: (i) the accuracy in all material respects, as of the date hereof, of all of the respective representations and warranties made by Borrower in the Restated Loan Documents; (ii) as modified above, Borrower is in compliance in all material respects with the covenants, agreements and conditions of the Restated Loan Agreement; (iii) to the best of Borrower's knowledge, no Default or Potential Default has occurred or is existing (or, if a Default or Potential Default exists, a description of such Default or Potential Default and the action being taken or proposed to be taken with respect thereto) has been given to Lender; (iv) to the best of Borrower's knowledge, there exists no event or occurrence including any litigation or proceeding affecting Borrower, which has caused or would cause any Material Adverse Effect on (a) the business, assets, financial conditions, results of operations, or cash flow of Borrower, taken as a whole, in each case from that represented to exist in the financial statements that have been furnished to Lender, or (b) the current or prospective ability of Borrower to perform any of its payment or other material obligations under the Restated Loan Agreement and each other Restated Loan Document; and (v) all action necessary to be taken by Borrower's Board of Directors has been taken to authorize and approve this First Modification Agreement.

     5.2 No Waiver. By entering into this First Modification Agreement, Lender does not waive any existing Default or any Default hereafter occurring, or become obligated to waive any condition or obligation in any agreement between or among the parties hereto.

     5.3 Miscellaneous. Borrower agrees: (a) to provide Lender with all other documents reasonably required by Lender to give effect to this First Modification Agreement; (b) this First Modification Agreement is not intended for and shall not be construed for the benefit of any party not a signatory hereto; (c) this First Modification Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; (d) this First Modification Agreement constitutes the entire agreement (including all representations and promises made) among the parties with respect to the subject matter hereof and no modification or waiver shall be effective unless in writing and signed by the party to be charged; and (e) time is of the essence hereof.

DATED as of the day first above written.

IMPERIAL BANK,                             INTEGRATED INFORMATION SYSTEMS, INC.,
a California banking corporation           an Arizona corporation
By: /s/ R. Mark Chambers                   By: /s/ James A. Garvey
    ----------------------------------         ---------------------------------
Its     Vice President                     Its     CEO & President
    ----------------------------------         ---------------------------------

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